United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2006 (April 27, 2005)
Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1869228
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

530 Oak Court Drive, Suite 300, Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)
(901) 259-2500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On April 27, 2005, Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), which is the operating partnership subsidiary of Education Realty Trust, Inc., a Maryland corporation (the “Company”), completed the acquisition of two student housing properties located in Murfreesboro, Tennessee that operate under the name University Courtyard Apartments Phase I and Phase II (collectively referred to as the “Murfreesboro Properties”). The Operating Partnership acquired University Courtyard Apartments Phase I from Boston Capital University Courtyard, LLC and University Courtyard Apartments Phase II from Boston Capital University Courtyard – Murfreesboro II, LLC. University Courtyard Apartments Phase I is a 528 bed student housing property and University Courtyard Apartments Phase II is a 336 bed student housing property located near Middle Tennessee State University. The Operating Partnership paid an aggregate of $20.9 million in cash for the properties. The cash purchase price was paid with a portion of the proceeds from the initial public offering of the Company’s common stock which was completed in January 2005.
     On June 7, 2005, the Operating Partnership acquired Campus Lodge of Gainesville, a student housing property serving students at the University of Florida in Gainesville, Florida. The acquisition was effected through the Operating Partnership’s acquisition of all of the partnership interests of the partnership that owns the property. The Operating Partnership acquired the partnership interests from Campus Lodge Developers for a purchase price of $44.9 million, including $37.5 million in assumed debt and $7.4 million in cash. The cash portion of the purchase price was paid with a portion of the proceeds from the Company’s initial public offering. The debt carries an interest rate of 6.97%. The property is located approximately two miles from the University of Florida and has 360 fully furnished units with 1,116 beds.
     In evaluating the Murfreesboro and Gainesville properties as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including the current and historical occupancy and rent levels of the properties; the financial condition of the properties; property location, visibility and access, including proximity to the applicable college or university; the identity and enrollment levels at the applicable colleges and universities; age of the properties, physical condition and curb appeal; neighboring property uses; local market conditions, including other student housing; zoning; title to the properties; environmental matters; and growth patterns and economic conditions that may affect the properties.
     The Company is voluntarily filing the audited statements related to these two acquired real estate properties that are individually insignificant in order to comply with the financial statement requirements related to registration statements under the Securities Act of 1933.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired.

(i) Financial Statements of Murfreesboro Properties:

Report of independent registered public accounting firm	4

Combined statements of certain revenue and certain expenses for the period from January 1, 2005 through April 26, 2005 and for the
year ended December 31, 2004	5

Notes to the combined statements of certain revenue and certain expenses	6

(ii) Financial Statements of Campus Lodge of Gainesville:

Report of independent registered public accounting firm	8

Statements of certain revenues and certain expenses for the period from January 1, 2005 through June 6, 2005 (unaudited) and for the year ended
December 31, 2004	9

Notes to the statements of certain revenues and certain
expenses	10
(b) Pro Forma Financial Information.

Pro forma financial information	13

Pro forma condensed consolidated balance sheet for Education
Realty Trust and Subsidiaries as of September 30, 2005 (unaudited)	14

Pro forma condensed consolidated statement of operations for
Education Realty Trust, Inc. and Subsidiaries for the nine
months ended September 30, 2005 (unaudited)	15

Pro forma condensed consolidated statement of operations
for Education Realty Trust, Inc. and Subsidiaries for the year
ended December 31, 2004 (unaudited)	16

Notes to pro forma condensed consolidated financial
statements (unaudited)	17
(d) Exhibits.
     None.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Education Realty Trust, Inc.
     We have audited the accompanying combined Statements of Revenues and Certain Expenses (as defined in note 1) of Murfreesboro Properties (as defined in note 1), located in Murfreesboro, Tennessee (the Properties) for the period from January 1, 2005 through April 26, 2005 and year ended December 31, 2004. The above statements are the responsibility of the Murfreesboro Properties’ management. Our responsibility is to express an opinion on the statements based on our audits.
     We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements described above are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of management’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission Rule 3-14 of Regulation S-X as described in note 1 and are not intended to be a complete presentation of Murfreesboro Properties’ revenues and expenses.
     In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses (as defined in note 1) of Murfreesboro Properties for the period from January 1, 2005 through April 26, 2005 and year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ REZNICK GROUP, P.C.
Atlanta, Georgia
January 16, 2006

Murfreesboro Properties
Combined statements of certain revenue and certain expenses
For the period from January 1, 2005 through April 26, 2005 and the year ended December 31, 2004
(Dollars in thousands)

	2005	2004
Certain revenues
Rental income	$1,218	$3,457

Total revenues	1,218	3,457

Certain expenses
Property operating expenses	506	1,480
Real estate taxes and insurance	129	408

Total of certain expenses	635	1,888

Excess of revenues over certain expenses	$583	$1,569
See notes to combined statements of certain revenue and certain expenses

Murfreesboro Properties
Notes to combined statements of certain revenue and certain expenses
For the period from January 1, 2005 through April 26, 2005 and the year ended December 31, 2004
(Dollars in thousands)
NOTE 1 — BASIS OF PRESENTATION
The accompanying combined statements of revenues and certain expenses relate to the combined operations of the following two student housing rental properties, collectively, the Murfreesboro Properties, located in Murfreesboro, Tennessee:
•	Murfreesboro I

•	Murfreesboro II
On April 27, 2005, Education Realty Operating Partnership, L.P. (the Operating Partnership), an affiliate of Education Realty Trust, Inc., entered into a single agreement to purchase two properties, Murfreesboro I, owned by Boston Capital University Courtyard, LLC, and Murfreesboro II, owned by Boston Capital University Courtyard — Murfreesboro II, LLC. Murfreesboro I, currently known as University Courtyard Apartments, is a 528-bed student housing rental project located in Murfreesboro, Tennessee. Operations of Murfreesboro I commenced in August 1998. Murfreesboro II, currently known as University Courtyard Apartments Phase II, is a 336-bed student housing rental project located in Murfreesboro, Tennessee. Operations of Murfreesboro II commenced in August 1999.
Basis of presentation
The accompanying combined statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission Rule 3-14 of Regulation S-X and are not intended to be a complete presentation of Murfreesboro Properties’ combined revenues and expenses. The accompanying combined statements of revenues and certain expenses excludes certain expenses, including interest expense, depreciation, amortization and certain corporate expenses, such as management fees, affiliate accounting fees and administrative costs, and related party fees, and may not be comparable to the proposed future operations of the Operating Partnership.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of significant accounting policies follows.

Rental Income
Rental income is recognized as rentals become due. Rental payments are recognized as income over the term of the leases on a straight-line basis. Rental payments received in advance are deferred until earned. Reservation fees received from tenants are recognized as income over the term of the leases on a straight-line basis. All leases between the Properties and their tenants are operating leases.
The future minimum rental income to be received, based on the leases in place at April 26, 2005, is approximately $875.
Income Taxes
No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the members.
Accounts Receivable and Bad Debts
Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Education Realty Trust, Inc.
Memphis, Tennessee
We have audited the accompanying statement of certain revenues and certain expenses of the Campus Lodge of Gainesville (the “Property”), located in Gainesville, Florida for the year ended December 31, 2004. The financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Property is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statement of certain revenues and certain expenses of the Property was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Education Realty Trust, Inc. and is not intended to be a complete presentation of the Property’s revenues and expenses.
In our opinion, the statement of certain revenues and certain expenses presents fairly, in all material respects, the certain revenues and certain expenses of the Property as described in Note 1 for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/  Deloitte & Touche LLP

Memphis, Tennessee
January 24, 2006

Campus Lodge of Gainesville
Statements of certain revenues and certain expenses
For the period January 1, 2005 through June 6, 2005 and the year ended December 31, 2004
(Dollars in thousands)

	For the period
	January 1, 2005	Year ended,
	through June 6,	December 31,
	2005	2004
	(Unaudited)
Certain revenues:
Rental income	$2,743	$6,339

Certain expenses:
Property operating expenses	769	1,776
Real estate taxes and insurance	305	664

Total certain expenses	1,074	2,441

Certain revenues in excess of certain expenses	$1,669	$3,898

See accompanying notes

Campus Lodge of Gainesville
Notes to statements of certain revenues and certain expenses
For the period January 1, 2005 through June 6, 2005 and the year ended December 31, 2004
(Dollars in thousands)
1. Basis of presentation
The accompanying statements of revenues and certain expenses relate to the operation of the student housing property owned for the period January 1, 2005 through June 6, 2005 and the year ended December 31, 2004 by Campus Lodge Developers (the “Property”). The Property includes 360 fully furnished units with 1,116 beds servicing students at the University of Florida located in Gainesville, Florida. On June 7, 2005, Education Realty Operating Partnership L.P., the operating partnership subsidiary of Education Realty Trust, Inc. (the “Company”), purchased the Property for $44,900 including $37,526 in assumed debt.
The accompanying statements of certain revenues and certain expenses for the period January 1, 2005 through June 6, 2005 and the year ended December 31, 2004 were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. The statements of certain revenues and certain expenses are not intended to be a complete presentation of the actual operations of the Property for the period January 1, 2005 through June 6, 2005 and the year ended December 31, 2004 as certain expenses which may not be comparable to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of interest expense, management fees, depreciation, amortization, and certain corporate expenses not directly related to the future operations of the properties. In the opinion of management of the Property, all adjustments considered necessary for a fair presentation have been included.
2. Summary of significant accounting policies
Revenue recognition
Rental income is comprised of all activities related to leasing activities. Students are required to execute lease contracts with payment schedules that are generally for a term of twelve months or less. Receivables from tenants are recorded when due from residents and revenue is recognized on a straight line basis over the term of the lease agreement.
The future minimum rental income to be received, based on the leases in place at June 6, 2005, is approximately $1,075.
Allowance for doubtful accounts
Management monitors the creditworthiness of its tenants on an on-going basis and records a reserve against the related accounts receivable when appropriate.

Property operating expenses
Property operating expenses represent the direct expenses of operating the properties and consist primarily of common area maintenance, bad debts, security, utilities, insurance, advertising and promotion, general and administrative, and other operating expenses that are expected to continue in the ongoing operation of the properties.
Debt assumption
In connection with the acquisition of the Property described in Note 1, the Company assumed $37,526 in debt with an interest rate of 6.97%. The debt matures in May 2012.
Future principal payments due on the mortgage notes as of June 6, 2005 are as follows:

Year Ending
2005	$213
2006	459
2007	492
2008	521
2009	566
Thereafter	35,275

$37,526

Capitalization
Expenditures for ordinary maintenance and repairs are expensed as incurred, and significant renovations and improvements that improve and/or extend the useful life have been capitalized.
Use of estimates
The preparation of the statements of certain revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of certain revenues and certain expenses. Actual results could differ from those estimates.
Commitments and contingencies
In the normal course of business, the Property is subject to claims, lawsuits, and legal proceedings. While it is not possible to ascertain the ultimate outcome of such matters, in management’s opinion, the liabilities, if any, in excess of the amounts provided or covered by insurance, are not expected to have a material adverse effect on the results of operations.

Unaudited interim financial information
The accompanying statement of certain revenues and certain expenses for the period January 1, 2005 through June 6, 2005 is unaudited, but includes all adjustments, consisting only of normal recurring adjustments, that in the opinion of management are necessary for a fair presentation of the Property’s statement of certain revenues and certain expenses for such period. The results for the period are not necessarily indicative of results that may be expected for any other interim period or for a full fiscal year or any future period.

EDUCATION REALTY TRUST, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2005 and the year ended December 31, 2004 are presented as if Education Realty Trust, Inc. (the “Company”) had acquired the student housing properties at Middle Tennessee State University (the “Murfreesboro Properties”) and the University of Florida (“Campus Lodge of Gainesville”) as well as the other individually acquired properties located at the University of Mississippi, University of South Carolina and Auburn University and the portfolios of acquired properties referred to as the Place Portfolio and JPI Portfolio on the first day of the period presented for the pro forma condensed consolidated statement of operations and as if the Company had acquired the Place Portfolio as of September 30, 2005 for the pro forma condensed consolidated balance sheet. It was also assumed that the Company’s formation transactions and the initial public offering (“IPO”) had occurred as of the first day of the period presented. The pro forma adjustments include the related repayment of certain debt and the acquisition of minority ownership interests.
These pro forma financial statements should be read in conjunction with the Company’s historical financial statements, including the notes thereto, as filed on Form 10-K for the year ended December 31, 2004, and as filed on Forms 10-Q for the period January 1, 2005 to January 30, 2005, representing the “Predecessor”, and as filed on Forms 10-Q for the period January 31, 2005 to September 30, 2005, representing the Company. The pro forma condensed consolidated financial statements are unaudited and are not necessarily indicative of what the financial position or the actual results of operations would have been had the Company completed the acquisition of the Place Portfolio on September 30, 2005 or the Company had completed the student housing real estate acquisitions or consummated the IPO on the first day of the periods presented, respectively, nor do they purport to represent the financial position or the results of operations of the Company as of any future date or for any future periods.

Education Realty Trust, Inc. and Subsidiaries
Pro forma condensed consolidated balance sheet
As of September 30, 2005 (Unaudited)
(Dollars in thousands, except share and per share data)

	Consolidated	Place Portfolio
	Education Realty	Pro Forma	Company
	Trust, Inc.	Adjustments	Pro forma
	(A)	(B)
Assets
Student housing properties, net	$623,933	$202,197	$826,130
Corporate office furniture, net	1,023	—	1,023
Cash and cash equivalents	72,683	(67,200)	5,483
Restricted cash and short-term investments	8,086	1,302	9,388
Student contracts receivable, net	1,106	—	1,106
Management fee receivable from third party, net	437	—	437
Goodwill and other intangibles, net	3,878	—	3,878
Other assets	10,070	592	10,662

Total assets	$721,216	$136,891	$858,107

Liabilities and stockholders’ equity

Liabilities:
Mortgage loans, net of unamortized premium/discount	$328,846	$98,660	$427,506
Revolving line of credit	2,000	37,731	39,731
Accounts payable and accrued expenses	14,677	—	14,677
Accounts payable affiliate	751	—	751
Deferred revenue	10,249	—	10,249

Total liabilities	356,523	136,391	492,914

Minority interest	28,158	500	28,658

Commitments and contingencies	—	—	—

Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 26,256,217 shares issued and outstanding as of September 30, 2005	263	—	263
Preferred stock, $.01 par value, 50,000,000 shares authorized, no shares outstanding as of September 30, 2005	—	—	—
Unearned deferred compensation	(2,621)	—	(2,621)
Additional paid in capital	362,296	—	362,296
Loan to shareholder	(5,996)	—	(5,996)
Warrants	375	—	375
Accumulated deficit	(17,782)	—	(17,782)

Total stockholders’ equity	336,535	—	336,535

Total liabilities and stockholder’s equity	$721,216	$136,891	$858,107

See accompanying notes.

Education Realty Trust, Inc. and Subsidiaries
Pro forma condensed consolidated statement of operations
Nine months ended September 30, 2005 (Unaudited)
(Dollars in thousands, except for share and per share data)

	Education	Education
	Realty	Realty Trust		Acquisition of
	Trust, Inc.	Predecessor	Completed	Murfreesboro
	Consolidated	Combined	Student	Properties
	January 31 to	January 1	Housing	and Campus	Acquisition	Place
	September 30,	to January	Property	Lodge of	of Place	Pro Forma	Pro Forma			Company
	2005	30, 2005	Acquisitions	Gainesville	Portfolio	Adjustments	Adjustments			Pro Forma
	(C)	(D)	(E)	(F)	(G)	(H)
Revenues:

Student housing leasing revenue	$53,663	$1,772	$7,406	$3,961	$16,825	$(16,825)	$10,302	(I	)	$77,104
Third-party development services	973	—	—	—	—	—	—			973
Third-party management services	1,155	103	—	—	—	—	—			1,258
Operating expense reimbursements	3,538	671	—	—	—	—	—			4,209

Total revenues	59,329	2,546	7,406	3,961	16,825	(16,825)	10,302			83,544

Operating expenses:

Student housing leasing operations	31,106	779	3,219	1,709	7,457	(7,457)				36,813
General and administrative	7,998	377	—	—	—	—	50	(J	)	8,425
Depreciation and amortization	23,387	260	—	—	—	—	9,928	(K	)	33,575
Reimburseable operating expenses	3,538	671	—	—	—	—	—			4,209

Total operating expenses	66,029	2,087	3,219	1,709	7,457	(7,457)	9,978			83,022

Operating income (loss)	(6,700)	459	4,187	2,252	9,368	(9,368)	324			522

Nonoperating expenses:

Interest	11,587	479	—	—	—	—	7,649	(L	)	19,715
Prepayment penalties on early repayment of debt	1,084	—	—	—	—	—	—			1,084
Amortization of deferred financing costs	582	—	—	—	—	—	203	(M	)	785

Interest Income	(630)	—	—	—	—	—	—			(630)

Total nonoperating expenses	12,623	479	—	—	—	—	7,852			20,954

Income(loss) before equity in earnings of unconsolidated entities, income taxes, and minority interest	(19,323)	(20)	4,187	2,252	9,368	(9,368)	(7,528)			(20,432)

Equity in earnings of JV’s	560	27	—	—	—	—	—			587

Income (loss) before income taxes and minority interest	(18,763)	7	4,187	2,252	9,368	(9,368)	(7,528)			(19,845)

Taxes	170	—	—	—	—	—	—			170

Net income (loss) before minority interest	(18,933)	7	4,187	2,252	9,368	(9,368)	(7,528)			(20,015)

Minority interest	(1,384)	—	—	—	—	—	(118)	(N	)	(1,502)

Net income (loss)	$(17,549)	$7	$4,187	$2,252	$9,368	$(9,368)	$(7,410)			$(18,513)

Earnings per share information (1):

Loss per share – basic and diluted	$(0.80)									$(0.71)

Weighted average common shares outstanding – basic and diluted	21,883,589						4,372,628			26,256,217

(1)	Pro forma earnings per share is computed assuming the IPO occurred as of the first day of the period presented.
See accompanying notes.

Education Realty Trust, Inc. and Subsidiaries
Pro forma condensed consolidated statement of operations
Year ended December 31, 2004 (Unaudited)
(Dollars in thousands, except for share and per share data)

	Education	Education
	Realty	Realty Trust
	Trust Inc.	Predecessor	Completed	Acquisition of
	Consolidated	Combined Year	Student	Mufreesboro
	July 12, 2004 to	Ended	Housing	Properties and	Acquisition	Place Pro
	December 31,	December 31,	Property	Campus Lodge	of Place	Forma	Pro Forma			Company Pro
	2004	2004	Acquisitions	of Gainesville	Portfolio	Adjustments	Adjustments			Forma
	(O)	(P)	(Q)	(R)	(S)	(T)
Revenues:
Student housing leasing revenue	$—	$21,033	$55,605	$9.796	$21,545	$(21,545)	$13,736	(U	)	$100,170
Third-party development services	—	392	—	—	—	—	—			392
Third-party management services	—	1,326	—	—	—	—	—			1,326
Operating expense reimbursements	—	5,223	—	—	—	—	—			5,223

Total revenues	—	27,974	55,605	9.796	21,545	(21,545)	13,736			107,111

Operating expenses:

Student housing leasing operations	—	10,544	28,567	4,329	9,965	(9,965)	—			43,440
General and administrative	201	3,545	—	—	—	—	708	(V	)	4,454
Depreciation and amortization	—	3,120	—	—	—	—	39,235	(W	)	42,355
Reimburseable operating expenses	—	5,223	—	—	—	—	—			5,223

Total operating expenses	201	22,432	28,567	4,329	9,965	(9,965)	39,943			95,472

Operating income (loss)	(201)	5,542	27,038	5,467	11,580	(11,580)	(26,207)			11,639

Nonoperating expenses:

Interest	21	5,623	—	—	—	—	20,376	(X	)	26,020
Amortization of deferred financing costs	—	163	—	—	—	—	841	(Y	)	1,004

Total nonoperating expenses	21	5,786	—	—	—	—	21,217			27,024

Income(loss) before equity in earnings of unconsolidated entities, income taxes, and minority interest	(222)	(244)	27,038	5,467	11,580	(11,580)	(47,424)			(15,385)

Equity in earnings of JV’s	—	1,002	—	—	—	—	—			1,002

Income (loss) before income taxes and minority interest	(222)	758	27,038	5,467	11,580	(11,580)	(47,424)			(14,383)

Taxes	—	—	—	—	—	—	255	(Z	)	255

Net income (loss) before minority interest	(222)	758	27,038	5,467	11,580	(11,580)	(47,679)			(14,638)

Minority interest	—	—	—	—	—	—	(932)	(AA)		(932)

Net income (loss)	$(222)	$758	$27,038	$5,467	$11,580	$(11,580)	$(46,747)			$(13,706)

Earnings per share information(1):

Loss per share – basic and diluted	$(2,220)									$(0.52)

Weighted average common shares outstanding – basic and diluted	100						26,256,117			26,256,217

(1)	Pro forma earnings per share is computed assuming the IPO occurred as of the first day of the period presented.
See accompanying notes.

Education Realty Trust, Inc. and Subsidiaries
Notes to pro forma condensed consolidated financial statements
(Unaudited)
(Dollars in thousands)
1. Adjustments to the unaudited pro forma condensed consolidated balance sheet as of September 30, 2005
(A) Reflects the Company’s unaudited condensed consolidated balance sheet as of September 30, 2005.
(B) Represents the pro forma adjustments to reflect the acquisition of thirteen student housing properties referred to as the Place Portfolio that occurred on January 6, 2006 as if the acquisition had occurred on September 30, 2005. This acquisition is accounted for using the purchase method of accounting prescribed by SFAS No. 141, “Business Combinations”. Total consideration approximated $204,091 and is comprised of the following:

Cash	$104,931
Units in the Operating Partnership	500
Assumption of debt	98,660

Total consideration	$204,091

The preliminary allocation of purchase price to the Place Portfolio is as follows:

Restricted cash	$1,302
Deferred financing fees	592
Student housing properties	202,197

Total	$204,091

2. Adjustments to the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2005
(C) Reflects the Company’s unaudited historical condensed consolidated statement of operations from January 31, 2005 through September 30, 2005.
(D) Reflects the Predecessor’s unaudited historical condensed combined statement of operations from January 1, 2005 through January 30, 2005, date of the IPO.
(E) Represents the historical unaudited certain revenues and certain expenses related to student housing property acquisitions occurring during the nine months ended September 30, 2005 for the period prior to their respective date of acquisition including:
- The fourteen student housing properties referred to as the JPI Portfolio which was acquired simultaneous with the IPO
- The University of Mississippi acquired in February 2005

- The University of South Carolina acquired in March 2005
- Auburn University acquired in July 2005
(F) Represents the historical unaudited certain revenues and certain expenses for Murfreesboro Properties (acquired April 27, 2005) and Campus Lodge of Gainesville (acquired June 7, 2005) for the period prior to their acquisition. The unaudited statements of certain revenues and certain expenses for the period prior to acquisition are included elsewhere in this filing.
(G) Represents the historical unaudited combined statement of certain revenues and certain expenses for the nine months ended September 30, 2005 related to the Place Portfolio which was acquired by the Company on January 6, 2006.
(H) Represents adjustments to eliminate the certain revenues and certain expenses related to the Place Portfolio, as simultaneous with the closing of the acquisition on January 6, 2006 the real estate assets were leased back to the previous owners of the portfolio. Pursuant to the terms of the lease agreement, the Lessee will continue to operate the properties for an initial term of five years. The lease agreement provides for the lessee to pay base rent of approximately $13,736 per year for the initial term of the lease.
(I) Represents nine months of base rent resulting from the lease agreement discussed in note (H) above based on lease terms requiring annual lease payments of $13,736.
(J) Represents the additional compensation expense for the month of January 2005 resulting from the Company’s grant of shares of restricted stock to certain officers and employees simultaneously with the IPO that vest ratably over five years.
(K) Represents the additional depreciation expense and amortization of intangibles as a result of the purchase accounting adjustments related to all student housing property acquisitions. These amounts were determined based on management’s evaluation of the estimated useful lives of the student housing properties and the intangibles. In utilizing the following useful lives for determining the pro forma adjustments, management considered the length of time a student housing property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life (specifically as it relates to the lease intangibles):

Buildings and improvements	30-40 yrs.
Furniture and fixtures	5-7 yrs.
Lease intangibles	Remaining contractual life of 7 mths.
Other identifiable intangibles	Avg. remaining contractual life of 5 yrs.
(L) Represents an increase in interest expense for the nine months ending September 30, 2005 to reflect the assumption of debt in connection with the student housing property acquisitions. The weighted average interest rate is 5.85%.
(M) Represents the additional amortization of deferred financing costs incurred in connection with the assumption of mortgage notes related to the acquired student housing property acquisitions as well as the loan origination fees incurred related to the revolving credit facility entered into by the Company concurrent with the IPO. These costs are being amortized over the remaining life of the applicable agreements using the effective interest method.
(N) Represents corresponding adjustment to minority interest related to pro forma adjustments to income (loss) before minority interest.

3. Adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004
(O) Reflects the Company’s historical condensed consolidated statement of operations for the period from July 12, 2004 (date of formation) through December 31, 2004.
(P) Reflects the Predecessor’s historical condensed combined statement of operations for the year ended December 31, 2004.
(Q) Represents the historical unaudited certain revenues and certain expenses for the year ended December 31, 2004 related to the following student housing property acquisitions occurring during 2005:
- The fourteen student housing properties referred to as the JPI Portfolio which was acquired simultaneous with the IPO
- The University of Mississippi acquired in February 2005
- The University of South Carolina acquired in March 2005
- Auburn University acquired in July 2005
(R) Represents the historical audited certain revenues and certain expenses for Murfreesboro Properties (acquired April 27, 2005) and Campus Lodge of Gainesville (acquired June 7, 2005) for the year ended December 31, 2004. The audited statements of certain revenues and expenses for the year ended December 31, 2004 are included elsewhere in this filing.
(S) Represents the historical audited combined statement of certain revenues and certain expenses for the year ended December 31, 2004 related to the Place Portfolio which was acquired by the Company on January 6, 2006.
(T) Represents adjustments to eliminate the certain revenues and certain expenses related to the Place Portfolio as simultaneous with the closing of the acquisition on January 6, 2006 the real estate assets were leased back to the previous owners of the portfolio. Pursuant to the terms of the lease agreement, the Lessee will continue to operate the properties for an initial term of five years. The lease agreement provides for the lessee to pay base rent of approximately $13,736 per year for the initial term of the lease.
(U) Represents the annual base rent revenue resulting from the lease agreement discussed in note (T) above based on lease terms requiring annual lease payments of $13,736.
(V) Reflects additional compensation expense for the year ended December 31, 2004 that would result from the Company’s grant of shares of restricted stock to certain officers and employees simultaneously with the IPO that will vest ratably over five years.
(W) Represents the additional depreciation expense and amortization of intangibles as a result of the purchase accounting adjustments related to all student housing property acquisitions. These amounts were determined based on management’s evaluation of the estimated useful lives of the student housing properties and the intangibles. In utilizing the following useful lives for determining the pro forma adjustments, management considered the length of time a student housing property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life (specifically as it relates to the lease intangibles):

Buildings and improvements	30-40 yrs.
Furniture and fixtures	5-7 yrs.
Lease intangibles	Remaining contractual life of 7 mths.
Other identifiable intangibles	Avg. remaining contractual life of 5 yrs.
(X) Represents an increase in interest expense for the year ended December 31, 2004 to reflect the assumption of debt in connection with the student housing property acquisitions. The weighted average interest rate is 5.85%.
(Y) Represents the additional amortization of deferred financing costs incurred in connection with the assumption of mortgage notes related to the acquired student housing property acquisitions as well as the loan origination fees incurred related to the revolving credit facility entered into by the Company concurrent with the IPO. These costs are being amortized over the remaining life of the applicable agreements using the effective interest method.
(Z) Represents taxes that result from applying the statutory rate in effect during the period to the estimated pro forma operating results of the Company’s taxable REIT subsidiary.
(AA) Represents adjustment to recognize the portion of income (loss) related to the minority interest holders of the Operating Partnership.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Education Realty Trust, Inc.
By:	/s/ Paul O. Bower
Paul O. Bower
Chairman, Chief Executive Officer and President

Dated: January 25, 2006